Exhibit 10.51
AMENDMENT NO. 2
TO
TRANSITION SERVICES AGREEMENT
THIS AMENDMENT NO. 2 (this “Amendment”), dated June 15, 2007 (the “Effective Date”), amends the Transition Services Agreement between BIO-RAD LABORATORIES, INC. (“BIO-RAD”) and CIPHERGEN BIOSYSTEMS, INC. (“CIPHERGEN”) dated November 13, 2006 (the “Agreement”). The parties hereby agree as follows:
1.	The term of the Transition Period on all Schedules to the Agreement is hereby extended through June 29, 2007.

2.	Except as expressly modified by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective authorized representatives.

CIPHERGEN BIOSYSTEMS, INC.		BIO-RAD LABORATORIES, INC.

By:	/s/ William Sullivan	By:	/s/ Sanford Wadler

Name:	William Sullivan	Name:	Sanford Wadler
Its:		Its: